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                                                                    Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Kindred Healthcare, Inc. (formerly known as Vencor, Inc.) on Form S-8 pertaining to the Kindred Healthcare, Inc. 2001 Stock Option Plan and the Kindred Healthcare, Inc. 2001 Stock Option Plan for Non-Employee Directors of our report dated March 16, 2001, with respect to the 2000 and 1999 consolidated financial statements and financial statement schedule of Vencor, Inc., which appear in Vencor, Inc.'s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 20, 2001.


/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
May 30, 2001